Exhibit 10.2

STOCK OPTION AGREEMENT

UNDER THE

IGI LABORATORIES, INC.

2009 EQUITY INCENTIVE PLAN

THIS STOCK OPTION AGREEMENT (this “Agreement”) is made between IGI LABORATORIES, INC., a Delaware corporation (the “Company”) and [__________] (the “Optionee”).

WHEREAS, the Company maintains the IGI Laboratories, Inc. 2009 Equity Incentive Plan, as amended (the “Plan”) for the benefit of the key employees, directors and consultants of the Company and its Affiliates; and

WHEREAS, the Plan permits the award of Stock Options to purchase shares of the Company’s common stock, subject to the terms of the Plan; and

WHEREAS, to compensate the Optionee for his or her service to the Company and its Affiliates and to further align the Optionee’s personal financial interests with those of the Company’s stockholders, the Company wishes to award the Optionee an option to purchase [_____] shares of the Company’s common stock, subject to the restrictions and on the terms and conditions contained in the Plan and this Agreement.

NOW, THEREFORE, in consideration of these premises and the agreements set forth herein and intending to be legally bound hereby, the parties agree as follows:

1. Award of Option. This Agreement evidences the grant to the Optionee of an option (the “Option”) to purchase [_____] shares of the Company’s common stock (the “Shares”). The Option is subject to the terms set forth herein, and in all respects is subject to the terms and provisions of the Plan, which terms and provisions are incorporated herein by this reference. Except as otherwise specified herein or unless the context herein requires otherwise, the terms defined in the Plan will have the same meanings herein.

2. Nature of the Option. This Option is intended to be an Incentive Stock Option within the meaning of Section 422 of the Code, and to qualify for special tax benefits to the Optionee.

3. Date of Grant; Term of Option. This Option was granted on [_______] (the “Effective Date”) and it may not be exercised later than [________],subject to earlier termination as provided in the Plan.

4. Option Exercise Price. The Option exercise price is $[____] per Share, the Fair Market Value on the Effective Date.

5. Exercise of Option.

(a) Right to Exercise. The Option will become vested and exercisable if the Optionee remains in continuous service to the Company (whether as an employee, Director, consultant, independent contractor or any other capacity in which he provides services to the Company) through the applicable vesting date according to the following schedule:

Percentage of Shares	Vesting Date:

(b) All Unvested Option Shares Forfeited Upon Cessation of Service. Upon cessation of Optionee’s service with the Company for any reason or for no reason (and whether such cessation is initiated by the Company, the Optionee or otherwise), any portion of the Option that has not, on or prior to the effective date of such cessation, become vested will immediately and automatically, without any action on the part of the Company, be forfeited and the Optionee will have no further rights with respect to those Shares.

(c) Method of Exercise. This Option shall be exercisable by written notice which shall state the election to exercise this Option, the number of Shares in respect to which the Option is being exercised and such other representations of agreements as to the Optionee’s investment intent with respect to such Shares as may be required by the Company hereunder. Such written notice shall be signed by the Optionee and shall be delivered in person or by certified mail to the Secretary of the Company or such other person as may be designated by the Company. The written notice shall be accompanied by payment of the purchase price and the amount of any tax withholding arising in connection with the exercise of the Option. Payment of the purchase price and tax withholding shall be by check, by means of a “broker-assisted cashless exercise” conducted in accordance with procedures permitted by rules or regulations of the Federal Reserve Board or by such other method of payment authorized by the Company. The certificate or certificates for the Shares as to which the Option shall be exercised shall be registered in the name of the Optionee and shall be legended as required under applicable law.

(d) Partial Exercise. The Option may be exercised in whole or in part;provided, however, that any exercise may apply only with respect to a whole number of Shares.

(e) Restrictions on Exercise. The obligation of the Company to deliver Shares upon exercise of the Option shall be subject to all applicable laws, rules, and regulations and such approvals by governmental agencies as may be deemed appropriate by the Company, including such actions as Company counsel shall deem necessary or appropriate to comply with relevant securities laws and regulations. The Company may require that the Optionee (or other person exercising the Option after the Optionee’s death) represent that the Optionee is purchasing Shares for the Optionee's own account and not with a view to or for sale in connection with any distribution of the Shares, or such other representation as the Company deems appropriate. All obligations of the Company under this Agreement shall be subject to the rights of the Company to withhold amounts required to be withheld for any taxes, if applicable.

(f) Service with Subsidiaries. Solely for purposes of this Agreement, service with the Company will be deemed to include service with any subsidiary or affiliate of the Company (for only so long as such entity remains a subsidiary or affiliate).

6. Share Legends. The following legend will be placed on any certificate evidencing a Share, in addition to any other legend that may be required pursuant to applicable law, or otherwise:

THE TRANSFERABILITY OF THIS CERTIFICATE AND THE SHARES REPRESENTED HEREBY ARE SUBJECT TO THE TERMS AND CONDITIONS OF A STOCK OPTION AGREEMENT ENTERED INTO BETWEEN [____________] AND IGI LABORATORIES, INC. (WHICH TERMS AND CONDITIONS MAY INCLUDE, WITHOUT LIMITATION, CERTAIN TRANSFER RESTRICTIONS). A COPY OF THAT AGREEMENT IS ON FILE IN THE PRINCIPAL OFFICES OF IGI LABORATORIES, INC. AND WILL BE MADE AVAILABLE TO THE HOLDER OF THIS CERTIFICATE WITHOUT CHARGE UPON REQUEST TO THE SECRETARY OF IGI LABORATORIES, INC.

7. Nontransferability of Option. This Option may not be sold, pledged, assigned, hypothecated, gifted, transferred or disposed or in any manner either voluntarily or involuntarily by the operation of law, other than by the will or by the laws of descent or distribution, and may be exercised during the lifetime of the Optionee only by such Optionee. Subject to the foregoing, the terms of this Option shall be binding upon the executors, administrators, heirs, successors and assigns of the Optionee.

8. Tax Consequences. The Company does not represent or warrant that this Option (or the purchase or sale of the Shares subject hereto) will be subject to particular tax treatment. The Optionee acknowledges that he or she has reviewed with his or her own tax advisors the tax treatment of this Option (including the purchase and sale of Shares subject hereto) and is relying solely on those advisors in that regard. The Optionee understands that he or she (and not the Company) will be responsible for his or her own tax liabilities arising in connection with this Option.

9. Continuation of Service. This Option shall not confer upon the Optionee any right to continue in the service of the Company or any of its subsidiaries or limit in any respect the right of the Company to discharge the Optionee at any time, with or without Cause and with or without notice.

10. Withholding. The Company may withhold from any consideration payable to Optionee any taxes required to be withheld by federal, state or local law as a result of the grant or exercise of this Option or the sale or other disposition of the Shares issued upon exercise of this Option. If the amount of any consideration payable to the Optionee is insufficient to pay such taxes or if no consideration is payable to the Optionee, upon request of the Company, the Optionee shall pay to the Company an amount sufficient for the Company to satisfy any federal, state or local tax withholding requirements it may incur, as a result of the grant or exercise of this Option or the sale of or other disposition of the Shares issued upon exercise of this Option.

11. The Plan. This Option is subject to, and the Optionee agrees to be bound by, all of the terms and conditions of the Plan as such Plan may be amended from time to time in accordance with the terms thereof. Pursuant to the Plan, the Board of Directors of the Company (the “Board”) is authorized to adopt rules and regulations not inconsistent with the Plan as it shall deem appropriate and proper. A copy of the Plan in its present form is available for inspection during business hours by the Optionee or the persons entitled to exercise this Option at the Company’s principal office. All questions of the interpretation and application of the Plan and the Option shall be determined by the Board, whose determination shall be final, binding and conclusive.

12. Entire Agreement. This Agreement represents the entire agreement between the parties hereto relating to the subject matter hereof, and merges and supersedes all prior and contemporaneous discussions, agreements and understandings of every nature.

13. Governing Law. This Agreement will be construed in accordance with the laws of the State of Delaware, without regard to the application of the principles of conflicts of laws.

14. Amendment. This Agreement may only be amended by a writing signed by each of the parties hereto.

15. Execution. This Agreement may be executed, including execution by facsimile signature, in one or more counterparts, each of which will be deemed an original, and all of which together shall be deemed to be one and the same instrument.

IN WITNESS WHEREOF, the parties have duly executed this Award Agreement on the Effective Date first indicated above.

IGI LABORATORIES, INC.

By:

Title:

OPTIONEE